EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of Power Spectra, Inc. on Form S-8 pertaining to the 1991 Director Stock Plan of our report dated February 17, 1996 (except Note 4 to which the date is April 7, 1996), on our audits of the financial statement of Power Spectra, Inc. which report is included in Power Spectra, Inc.'s annual report on Form 10-K for the year ended December 31, 1995.



                                             /s/  ERNST & YOUNG LLP


San Jose, California
December 20, 1996